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Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Millicom International Cellular S.A. of our report dated March 31, 2004 except for Note 31 as to which the date is April 30, 2004 relating to the financial statements, which appear in Millicom International Cellular S.A.'s Annual Report on Form 20-F for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts".

PricewaterhouseCoopers S.àr.l.
Luxembourg
May 10, 2004

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CONSENT OF INDEPENDENT AUDITORS